Exhibit 99.1

Miromatrix Reports Third Quarter 2023 Results

EDEN PRAIRIE, MN, November 14, 2023 - Miromatrix Medical Inc. (Nasdaq: MIRO) (the “Company”), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients' lives, today reported third quarter 2023 financial results.

Due to the Company’s pending proposed transaction with United Therapeutics Corporation (Nasdaq: UTHR) (“United Therapeutics”), the Company’s management has suspended guidance for 2023 and will not hold a conference call to discuss third quarter 2023 results.

Third Quarter 2023 Financial Results

Unrestricted cash and investments totaled $16.1 million as of September 30, 2023, compared to $20.4 million as of June 30, 2023.

Operating loss was $6.6 million and $21.4 million for the three- and nine-month periods ended September 30, 2023, respectively, as compared to $7.8 million and $23.2 million for the three- and nine- month periods ended September 30, 2022, respectively. The decrease in operating loss for comparable periods was primarily attributable to reduced research and development spending.

Net loss was $6.5 million and $20.5 million for the three- and nine-month periods ended September 30, 2023, respectively, as compared to $7.6 million and $23.0 million for the three- and nine- month periods ended September 30, 2022, respectively. The decrease in net loss for comparable periods was primarily attributable to reduced research and development spending, in addition to a one-time employee retention credit totaling $0.5 million that was recorded as other income in the first quarter of 2023.

Miromatrix Agrees to be Acquired by United Therapeutics Corporation

On October 30, 2023, the Company announced that it had entered into a definitive merger agreement with United Therapeutics pursuant to which United Therapeutics would acquire the Company. United Therapeutics has commenced a tender offer to acquire all outstanding shares of the Company for a purchase price of $3.25 per share in cash at closing (an aggregate of approximately $91 million) and an additional $1.75 per share in cash upon the achievement of a clinical development milestone related to the Company’s development-stage, fully-implantable manufactured kidney product known as mirokidney™ by December 31, 2025. The offer will expire one minute after 11:59 p.m., New York City time, on December 11, 2023, unless the offer is otherwise extended or earlier terminated. The Company’s board of directors has unanimously recommended that the stockholders of the Company accept the offer and tender their shares.

This transaction is expected to close in the fourth quarter of 2023, subject to customary closing conditions, including the tender of a majority of the outstanding shares of the Company’s common stock.

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients' lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company's initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

ADDITIONAL INFORMATION REGARDING THE PROPOSED TRANSACTION

This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities.  On November 13, 2023, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, was filed with the Securities and Exchange Commission (the “SEC”), by United Therapeutics Corporation (“United Therapeutics”) and Morpheus Subsidiary Inc., and on November 13, 2023, a Solicitation/Recommendation Statement on Schedule 14D-9 was filed with the SEC by the Company.  The offer to purchase shares of the Company’s common stock (the “Offer”) is only made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY BOTH THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

Investors and security holders may obtain a free copy of the Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents and the Solicitation/Recommendation Statement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Innisfree M&A Incorporated, the Information Agent for the tender offer, at (877) 456-3463 (toll free) or by email at info@innisfreema.com. In addition, United Therapeutics and the Company file annual, quarterly and current reports and other information with the SEC, which are available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by United Therapeutics may be obtained at no charge on United Therapeutics’ internet website at ir.unither.com or by contacting United Therapeutics at 1000 Spring Street, Silver Spring, MD 20910 or (301) 608-9292. Copies of the documents filed with the SEC by the Company may be obtained at no charge on the Company’s internet website at miromatrix.com or by contacting the Company at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, MN 55344 or (952) 942-6000.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are forward looking statements, including statements regarding the expected closing of United Therapeutics’ acquisition of the Company and the Company’s technology and its potential benefits. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "outlook," "guidance," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential," "continue," "remain,” or "on pace" or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions and are based largely on our current business plans, expectations, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company; our expectations with respect to the regulatory pathway of our product candidates, our ability to obtain regulatory approvals for such product candidates, and the anticipated effect of delays in obtaining any such regulatory approvals; our expectations with respect to preclinical and clinical trial plans for our product candidates, the results of such activities and the safety and efficacy of our product candidates; our ability to commercialize our product candidates; our ability to compete successfully with larger competitors in our highly competitive industry; our ability to achieve and maintain adequate levels of coverage or reimbursement for any future products we may seek to commercialize; our expectations regarding our manufacturing capabilities; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide, including the outbreak of the novel strain of coronavirus, COVID-19; product liability claims; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our ability to attract and retain senior management and key scientific personnel; and other important factors that could cause actual results, performance or achievements to differ materially from those expected or projected. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's Form 10-K filed with the U.S. Securities and Exchange Commission and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

Christina Campbell

612-924-3793

press@miromatrix.com

MIROMATRIX MEDICAL INC.

Condensed Balance Sheets

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,116,084	$5,208,005
Restricted cash	800,100	800,100
Short-term investments	9,945,715	19,989,489
Employee retention credit receivable	70,000	—
Receivable from Reprise Biomedical, Inc.	11,176	930,355
Interest receivable	9,433	107,861
Prepaid expenses and other current assets	239,922	274,952
Total current assets	17,192,430	27,310,762
Deferred offering costs	—	232,899
Right of use asset	1,517,956	1,673,575
Property and equipment, net	4,710,763	5,545,694
Total assets	$23,421,149	$34,762,930

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of deferred royalties	$862,609	$979,167
Accounts payable	1,048,364	1,584,929
Current portion of financing lease obligations	17,281	44,157
Current portion of lease liability	413,650	389,649
Accrued expenses	2,624,031	1,948,376
Total current liabilities	4,965,935	4,946,278
Deferred royalties, net	—	491,733
Long-term debt	385,997	385,997
Financing lease obligations, net	—	11,689
Lease liability, net	2,406,066	2,720,781
Accrued interest	120,780	99,048
Total liabilities	7,878,778	8,655,526
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.00001; 190,000,000 shares authorized; 27,419,228 issued and outstanding as of September 30, 2023 and 20,944,109 issued and outstanding as of December 31, 2022	274	209
Additional paid-in capital	140,018,271	130,119,106
Accumulated deficit	(124,476,174)	(104,011,911)
Total shareholders’ equity	15,542,371	26,107,404
Total liabilities and shareholders’ equity	$23,421,149	$34,762,930

MIROMATRIX MEDICAL INC.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Licensing revenue	$11,176	$12,395	$27,674	$23,115
Cost of goods sold	125,000	125,000	375,000	375,000
Gross loss	(113,824)	(112,605)	(347,326)	(351,885)
Operating expenses:
Research and development	3,506,054	4,574,534	11,519,395	13,569,434
Regulatory and clinical	455,313	381,903	1,259,077	1,156,535
Quality	416,476	634,511	1,515,394	1,592,778
General and administration	2,143,421	2,052,731	6,781,337	6,513,748
Total operating expenses	6,521,264	7,643,679	21,075,203	22,832,495
Operating loss	(6,635,088)	(7,756,284)	(21,422,529)	(23,184,380)
Other income (expense)
Interest income	196,681	143,555	464,820	205,403
Interest expense	(15,284)	(15,325)	(33,697)	(35,015)
Employee retention credit	—	—	527,143	—
Total other income	181,397	128,230	958,266	170,388
Net loss	$(6,453,691)	$(7,628,054)	$(20,464,263)	$(23,013,992)
Net loss per share, basic and diluted	$(0.24)	$(0.37)	$(0.80)	$(1.11)
Weighted average shares used in computing net loss per share, basic and diluted	27,313,881	20,895,513	25,714,215	20,664,494